                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

   Filed by the Registrant / /

   Filed by a Party other than the Registrant / X /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

   / X /   Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.142-12

                    MORTON INTERNATIONAL, INC.
- ------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)
                       MERRILL CORPORATION
- ------------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ X /   $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /     Fee   computed  on  table  below   per  Exchange  Act  Rules
        14a-6(i)(4)
        and 0-11
        1)  Title of each  class of securities to which  transaction applies:
        ------------------------------------------------------------
        2)    Aggregate number  of  securities to  which transaction
            applies:
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        3)  Per unit price or other underlying value of  transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
        ------------------------------------------------------------
        2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------
        3)  Filing Party:
        ------------------------------------------------------------
        4)  Date Filed:
        ------------------------------------------------------------

      [LOGO]

S. JAY STEWART
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

September 15, 1994

Dear Shareholder:

It is my pleasure to invite you to the 1994 Annual Meeting of Shareholders of Morton International, Inc., which will be held on Thursday, October 27, 1994, at the Grand Ballroom, 12th floor (lobby level), Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois commencing at 10:00 A.M. local time. Information relative to the matters to be voted upon at the meeting is in the formal notice of the meeting and proxy statement on the following pages.

It is important that your shares be represented at this meeting whether or not you plan to attend in person. Therefore, please sign, date and return your proxy promptly in the enclosed envelope. This will not limit your rights to vote in person or attend the meeting.

A public news release covering voting results will be available immediately after the meeting.

The Company's Annual Report for the fiscal year ended June 30, 1994, is being distributed to shareholders with this proxy statement.

Sincerely,

[PASTE SIGNATURE]

                           MORTON INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Morton International, Inc. (the "Company") will be held on Thursday, October 27, 1994, at the Grand Ballroom, 12th floor (lobby level), Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois at 10:00 A.M. local time to consider and vote upon:

    1.  Election of three directors for three-year terms (see pages 1-2).

    2. Adoption of the 1994 Non-Employee Directors Stock Plan (see pages 17-18 and Exhibit 1).

    3. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditing firm for the fiscal year ending June 30, 1995 (see page 18).

    4.  Any other business that may properly come before the meeting.

The close of business August 29, 1994, has been fixed as the record date for the meeting. All shareholders of record on that date are entitled to be present and vote at the meeting.

Attendance at the annual meeting will be limited to shareholders of record, beneficial owners of Company common stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent shareholder, and invited guests of management. Any person claiming to be an authorized representative of a shareholder must, upon request, produce written evidence of such authorization.

The meeting will be conducted pursuant to the Company's by-laws and rules of order prescribed by the chairman of the meeting.

By order of the Board of Directors

P. Michael Phelps
Vice President and Secretary

September 15, 1994

- --------------------------------------------------------------------------------

                           MORTON INTERNATIONAL, INC.
                           100 NORTH RIVERSIDE PLAZA
                          CHICAGO, ILLINOIS 60606-1596

- --------------------------------------------------------------------------------

                                PROXY STATEMENT
                                                              September 15, 1994

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies for use at its Annual Meeting of Shareholders, to be held on Thursday, October 27, 1994, and at any adjournment thereof (the "1994 Annual Meeting" or the "meeting").

    The shares represented by all properly executed and unrevoked proxies received in proper form in time for the meeting will be voted. Shares will be voted in accordance with shareholders' instructions in the accompanying proxy. If no instructions are given, the shares will be voted in accordance with the Board's recommendations, which are noted herein. Any proxy given may be revoked at any time before it is voted at the meeting.

    Directors will be elected by a plurality of the shares present at the meeting in person or by proxy and entitled to vote thereon. Votes withheld as to one or more nominees will not be counted as votes cast for such individuals. Any other proposal brought before the meeting will be decided by a majority of votes cast with respect thereto. Consequently, abstentions and broker non-votes (votes withheld by brokers in the absence of instructions from street-name holders) are not counted for purposes of determining whether a proposal has been approved, but they are counted for purposes of establishing a quorum at the meeting.

    The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of the Company's common stock of whom they have knowledge, and will reimburse them for their expenses in so doing; and certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation for a fee of $11,000 plus expenses.
- --------------------------------------------------------------------------------

                           1.  ELECTION OF DIRECTORS

    The Company's by-laws provide that the size of the Board shall be fixed from time to time by Board resolution. The Board presently consists of nine members, divided into three classes. Directors in each class are elected, on a rotating basis at the annual shareholders' meeting at which the term for such class expires, for terms expiring (except as noted herein) at the third subsequent annual meeting of shareholders.

    Listed on the following pages as nominees for election at the 1994 Annual Meeting for three-year terms are the three directors whose present terms will expire at that time. All nominees are presently serving as directors, and the Company has not been advised by any nominee that he will not serve if elected.

    The Board recommends a vote FOR the nominees for director.

- --------------------------------------------------------------------------------

BOARD MEETING ATTENDANCE AND COMPENSATION OF DIRECTORS

    The Board met six times during the fiscal year ended June 30, 1994 ("fiscal 1994"). Except for Mr. Stone, all of the incumbent directors were present for 75% or more of the total meetings of the Board and Board committees of which they were members.

    Directors who are not employees of the Company or any subsidiary thereof receive for their services a retainer of $28,000 per year, plus a fee of $1,000 for each Board meeting attended. Directors who are employees of the Company or any subsidiary thereof do not receive any compensation for service on the Board.

    In addition, if the Company's 1994 Non-Employee Directors Stock Plan is approved at the Annual Meeting, non-employee directors will each receive annual grants of 500 shares of Company common stock. This plan is summarized on pages 17-18 of this proxy statement, and the complete text is set forth in Exhibit 1.

NOTE: As indicated in the following biographies, several Company directors have served as such since 1989, which is the year the Company became a publicly owned corporation.

- --------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR -- TERMS EXPIRING AT THE 1997 ANNUAL MEETING

                      RALPH M. BARFORD, age 65, is President of Valleydene Corp.
                  Ltd., an investment company. He is also Chairman of GSW, Inc., a manufacturer of consumer products, Chairman of Camco Inc., an appliance manufacturer, and a director of Algoma Steel Corporation, Ltd., Bank of Montreal, BCE Inc., Hollinger, Inc., Molson Companies, Northern Telecom Inc. and SpaceLabs Medical, Inc. Mr. Barford has been a director of the Company since 1989. He holds a Bachelor of Commerce degree from the University of Toronto and an M.B.A. degree from Harvard Business School.
[PHOTO]

                      WILLIAM T. CRESON, age 65, retired in 1986 from Crown
                  Zellerbach Corporation, a forest products and paper manufacturer, where he had served as President, Chief Executive Officer, and Chairman of the Board. Mr. Creson has been a director of the Company since 1989. He holds a Bachelor of Science degree in Mechanical Engineering from Purdue University and an M.B.A. degree from the University of Pennsylvania Wharton School of Finance.
[PHOTO]

                      S. JAY STEWART, age 55, became Chairman and Chief
                  Executive Officer of the Company in April 1994. Also, he has been a director of the Company since 1989, and was its President and Chief Operating Officer from 1989 through March 1994. Mr. Stewart holds a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati and a Master of Business Administration degree from West Virginia University.
[PHOTO]

- --------------------------------------------------------------------------------

INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1995 *

                      FRANK W. LUERSSEN, age 67, retired on August 31, 1992, as
                  Chairman and Chief Executive Officer (since 1986) of Inland Steel Industries, Inc. He has been a director of the Company since 1989. Mr. Luerssen holds the following degrees: Bachelor of Science, Physics (Pennsylvania State University); Master of Science, Metallurgical Engineering (Lehigh University); Honorary Doctor of Laws (Calumet College), and Honorary Doctor of Public Service (St. Xavier University).
[PHOTO]

                      ROGER W. STONE, age 59, is Chairman of the Board (since
                  1983), President (since 1975), and Chief Executive Officer (since 1979) of Stone Container Corporation, a paper and paperboard manufacturer. He has been a director of the Company since 1989. Mr. Stone is also a director of First Chicago Corporation and its subsidiary, The First National Bank of Chicago, McDonald's Corporation, and Option Care, Inc. He is a graduate of the University of Pennsylvania Wharton School of Finance.
[PHOTO]

                      RAYMOND C. TOWER, age 69, retired on March 1, 1990, as
                  President (since 1977) and Chief Operating Officer (since
                  1980) of FMC Corporation, a manufacturer of chemicals and machinery for industry, agriculture and government. He has been a director of the Company since 1989. Mr. Tower is also a director of Household International, Inc., Inland Steel Industries, Inc. and its subsidiary, Inland Steel Company, and Wellman, Inc. He is a graduate of Yale University.
[PHOTO]

- --------
*Mr. Tower's term will expire in February 1995, when he will reach age 70. The terms of the other two directors named in this class will expire at the October 1995 Annual Meeting.

- --------------------------------------------------------------------------------

INCUMBENT DIRECTORS -- TERMS EXPIRING AT THE OCTOBER 1996 ANNUAL MEETING

                      DENNIS C. FILL, age 65, is (since June 1992) Chairman and
                  Chief Executive Officer of Advanced Technology Laboratories, Inc., formerly named Westmark International Incorporated, a medical electronics systems manufacturer, where he held corresponding offices since 1986. Mr. Fill has been a director of the Company since 1989. He is also a director of Beckman Instruments, Inc., Cytran, Inc. and Spacelabs Medical, Inc. Mr. Fill attended Ealing College, the Institute of Export and the Borough Polytechnic branch of London University. He also served in the Royal Air Force.
[PHOTO]

                      CHARLES A. SANDERS, M.D., age 62, is (since 1989) Chairman and former Chief Executive Officer (1989 - March 1994) of Glaxo Inc. and (since 1990) a director of its British parent, Glaxo Holdings p.l.c. Both companies are pharmaceuticals manufacturers. Dr. Sanders has been a director of the Company since 1990, and is also a director of Merrill Lynch & Co. and Reynolds Metals Company. His M.D. degree is from Southwestern Medical College of the University of Texas, and he also holds two honorary Doctor of Science degrees.
[PHOTO]

                      GEORGE A. SCHAEFER, age 66, is a director (since 1983) of
                  Caterpillar Inc., a manufacturer of construction, earthmoving and material handling equipment and engines. He retired in 1990 as Chairman and Chief Executive Officer of Caterpillar, positions he had held since 1985. Mr. Schaefer has been a director of the Company since 1990. He is also a director of Aon Corporation, Helmerich & Payne, Inc. and McDonnell Douglas Corporation. Mr. Schaefer is a graduate of St. Louis University.
[PHOTO]

- --------------------------------------------------------------------------------

COMMITTEES OF THE BOARD

    There are four standing committees of the Board: Audit Committee, Compensation Committee, Executive Committee, and Nominating and Organization Committee.

    The Audit Committee recommends to the Board the independent auditors to be selected to audit the Company's annual financial statements, and reviews the fees charged for such audits and for any special assignments given such auditors. The committee also reviews the annual audit and its scope, including the independent auditors' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. In addition, the committee confirms that no restrictions have been imposed by Company personnel on the scope of independent auditors' examinations. Members of this committee are Messrs. Luerssen (Chairman), Creson, Schaefer and Tower. The committee met twice in fiscal 1994.

    The Compensation Committee annually reviews and reports to the Board on pension plan investment performance, and makes recommendations to the Board with respect to the creation and amendment of pension and welfare plans of the Company and its subsidiaries. The committee also approves senior officers' salaries and administers the Company's employee cash and stock incentive compensation plan. Members of this committee are Messrs. Fill (Chairman), Barford, Sanders and Stone. The committee met four times in fiscal 1994.

    The Executive Committee has and may exercise all the powers and authority of the Board in the management of its business and affairs, except that the committee does not have the power to amend

- --------------------------------------------------------------------------------
the Company's by-laws or articles of incorporation (except to fix the designations, preferences and other terms of any of its preferred stock), authorize the issuance of stock, authorize distributions (other than pursuant to a formula set by the Board), adopt an agreement of merger or consolidation, approve a plan of merger that does not require a vote of shareholders under Indiana law, fill vacancies in the Board or Executive Committee or recommend to shareholders action that Indiana law requires be approved by shareholders.
Members of this committee are Messrs. Luerssen, Stewart, Stone and Tower. The committee had no meetings in fiscal 1994.

    The Nominating and Organization Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the management slate of nominees for election as directors at annual shareholders' meetings. The committee also makes recommendations to the Board regarding the size and composition of the Board, Board committees and management succession; and reviews the development of the management organization structure. Members of this committee are Messrs. Stone (Chairman), Barford, Fill and Stewart. The committee met once in fiscal 1994.

    Written nominations by shareholders for directors will be considered by the Nominating and Organization Committee provided they are received by the
Corporate Secretary of the Company at its principal executive offices pursuant to timely advance written notice in accordance with its by-laws* and contain all information specified in such by-laws. No such nominations were received for the 1994 Annual Meeting. For the Company's 1995 Annual Meeting, any such nominations must be received by the Company between July 22 and August 20, 1995.
- --------------------------------------------------------------------------------

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

NOTE: All amounts and prices of Company common stock reported in this proxy statement (including shares represented by stock options granted, outstanding and exercised) have been adjusted to reflect a 3-for-1 stock split paid on August 17, 1994, in the form of a 200% stock dividend.

    On August 29, 1994, the record date for the 1994 Annual Meeting, there were 147,793,677 shares of common stock outstanding, each entitled to one vote. Only shareholders of record on that date will be entitled to vote at the meeting. The Company has no other class of equity securities outstanding. As of the date of this proxy statement, there was no known beneficial ownership of more than 5% of the Company's common stock.

- --------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

- --------------------------------------------------------------------------------

    The following table shows the Company's common stock beneficially owned as of August 29, 1994, by each present director and each executive officer named in the Summary Compensation Table on page 11; and by all present directors and executive officers of the Company as a group. Each named person has sole voting and investment power with respect to the shares shown (except for the shares identified in footnote (2) below).

                                                                                                    SHARES
                                                                                                 BENEFICIALLY
                                                                                                   OWNED(1)
                                                                                                 ------------
Ralph M. Barford...............................................................................      75,000
William T. Creson..............................................................................       3,000
Dennis C. Fill.................................................................................      11,900
Stephen A. Gerow...............................................................................      91,272
Kenneth D. Holmgren............................................................................     158,289
William E. Johnston............................................................................     294,213
Charles S. Locke...............................................................................     933,540
Frank W. Luerssen..............................................................................       3,000
Charles A. Sanders.............................................................................       6,000
George A. Schaefer.............................................................................       6,000
James R. Stanley...............................................................................     205,584  (2)
S. Jay Stewart.................................................................................     620,988
Roger W. Stone.................................................................................       3,000
Raymond C. Tower...............................................................................       1,500
All directors, nominees and executive officers as a group (25 persons including those named)...   2,158,208
NOTE: The largest individual beneficial holding shown above represents 6/10 of 1% of the outstanding shares;
      the holdings of the group represent 1.5% of the outstanding shares.

- --------
(1) Shares in this column include shares which the individuals have only the right to acquire through the exercise of stock options which are exercisable presently or within 60 days: Mr. Stewart (471,414 shares), Mr. Johnston (240,618 shares), Mr. Gerow (90,000 shares), Mr. Holmgren (130,548 shares), Mr. Stanley (165,618 shares), Mr. Locke (255,750 shares) and all directors and executive officers as a group (1,906,425 shares).
(2)  15,000 of these shares are owned by Mr. Stanley's wife.

- --------------------------------------------------------------------------------

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the Compensation Committee or as a director of another company for which any member of the Compensation Committee serves as a director or executive officer.

    During fiscal 1994, the Company made purchases from and sales to Stone Container Corporation and its subsidiaries of approximately $7.0 million and $3.6 million, respectively; and sales to GSW, Inc. of approximately $545,000.

- --------------------------------------------------------------------------------

    Roger W. Stone, a director and member of the Compensation Committee of the Company, is Chairman, President and Chief Executive Officer of Stone Container Corporation. Ralph M. Barford, a director and member of the Compensation Committee of the Company, is Chairman of GSW, Inc.

    The foregoing transactions were made in the ordinary course of business and on terms no less favorable to the Company than those that would have prevailed in similar transactions with any other customer or supplier.
- --------------------------------------------------------------------------------

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Because of a clerical error, a form 4 report timely delivered to the Company during fiscal 1994 by Daniel D. Feinberg, an executive officer, was filed late with the Securities and Exchange Commission (SEC).
- --------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

    As reported on page 4, the Compensation Committee of the Board (the "Committee") approves senior officers' salaries and administers the Company's cash and stock incentive compensation plan. The purpose of this plan and the objectives of the Committee are to:

    -pay for performance, motivating both long-and short-term performance on behalf of Company shareholders,

    -provide competitive compensation programs so as to be able to attract, retain and motivate top management talent,

    -place greater emphasis on at risk incentive compensation than on fixed salaries, particularly for senior executives,

    -base the incentive compensation of business unit executives in large part on the performance of their operations, while including a component which recognizes overall Company performance as well, and

    -most importantly, join shareholder and management interests.

    To further these objectives, the compensation of senior executive officers includes four components: (1) base salaries, (2) annual bonus programs, (3) long-term incentive programs (LTIP), and (4) stock options.

    Periodically the Committee arranges for studies by independent compensation consulting firms comparing total compensation of the Company's executive officers with compensation of executives in similarly sized companies.* The last such study, which was performed in August 1994, confirmed that base salaries are somewhat lower than the averages in the study group. The study also showed that the Company continues to place emphasis on performance based compensation, so that total compensation is well above such averages when goals are exceeded.

- --------
*These companies do not necessarily include those in the Custom Composite (peer group) Index in the performance graph on page 10, since the Company's competitors for executive employees are not always the same as those for shareholders' investments.

- --------------------------------------------------------------------------------

BASE SALARIES

    The Committee approves salary changes for executive officers in accordance with the Company's written salary administration policy. This policy is a long-standing one designed and periodically reviewed in consultation with external compensation consultants. Salary ranges are established for various positions through job evaluation and comparison with competitive salary data. Within the ranges adjustments are recommended on the basis of position within the range, individual performance, and a corporate merit salary percentage factor. Consistent with the Company's overall objectives these adjustments, combined with bonuses as outlined below, emphasize payment for performance.

ANNUAL BONUSES

    Following fiscal 1994 (which ended on June 30, 1994), the Committee considered annual bonus payments for executive officers based on performance during that year. Under the annual bonus program applicable to senior executive officers, award levels may range from zero to 120% of their base salaries (except for Mr. Locke, as described on page 9), depending on salary grade, attainment of Company and applicable business unit profit targets as approved by the Committee, and achievement of individual performance objectives. Based on these factors and the terms of such annual bonus program, the Committee approved bonus awards for participating executive officers other than Messrs. Locke and Stewart ranging from 52% to 100% of their salaries.

LTIP

    Also following fiscal 1994, the Committee considered LTIP payments to executive officers based on performance during the three-year period from fiscal 1992 through fiscal 1994. LTIP participants are selected by the Committee annually prior to the beginning of each particular three-year performance period. Twelve of the sixteen current executive officers participated in the LTIP for the most recently completed performance period. Depending on the participant's salary grade, possible award levels range from zero if less than 5% compound annual growth in Company or applicable business unit profit goals as approved by the Committee is realized over the three year period to a maximum 200% of base salary if 20% or greater compound annual growth is realized. Based on the terms of the LTIP for fiscal 1992 through fiscal 1994, the Committee authorized LTIP payments to ten of the twelve participating executive officers ranging from 50% to 137% of their annual salaries.

STOCK OPTIONS

    In addition, the Committee authorizes stock option grants to selected employees, currently including all executive officers, at approximate one-year intervals. The Company's stock option guidelines have been designed and revised with the assistance of external compensation consultants. These guidelines, which do not consider previous grants, provide for a specific number of options, the value of which is derived from the midpoint of the salary range for each specific salary grade, using a formula that assumes a substantial increase in the stock's market value over the life of the option. All options granted to executive officers in fiscal 1994 are for 10 year terms, with an exercise price equal to the stock's market value on the date of grant, and (except for Mr. Locke, as noted on page 9) become exercisable after one year of continued employment following the grant date. Executive officers (other than Messrs. Stewart and Locke) received grants in August 1993 (fiscal 1994) ranging from 6,480 shares to 22,140 shares.

- --------------------------------------------------------------------------------

CHIEF EXECUTIVE OFFICERS

    The fiscal 1994 compensation of the Company's current Chairman and Chief Executive Officer,
S. J. Stewart, was determined in accordance with the salary policy, bonus programs and stock option guidelines previously discussed.

    In August 1993 the Committee approved a salary increase of $30,000 effective September 1, 1993, for Mr. Stewart, who was then President and Chief Operating Officer. Mr. Locke retired as Chairman and Chief Executive Officer on March 31, 1994, and the Committee approved a promotional salary increase of $110,000 for Mr. Stewart effective April 1, 1994, when he assumed his present position. His resulting base salary, $600,000, is in the lower half of the salary range established for this position. In August 1993, Mr. Stewart was granted a stock option for 32,400 shares, and in March 1994 an additional stock option for 90,000 shares.

    The Company substantially exceeded its fiscal 1994 earnings per share goals (as established in the annual bonus program) and therefore, in August 1994, the Committee approved pursuant to the terms of the program an annual bonus for Mr. Stewart of $551,250. In addition, pursuant to the terms of the LTIP, the Committee approved a payment of $567,405 to Mr. Stewart, since the Company exceeded the goal of 10% compound growth in earnings per share for the three year period from fiscal 1992 through fiscal 1994.

    Mr. Locke served as Chairman and Chief Executive Officer for the first nine months of fiscal 1994. In August 1993, the Committee approved an increase of $50,000 in Mr. Locke's base salary to an annual rate of $830,000 over the last seven months of his tenure. At the same time the Committee approved a stock option grant to him of 60,750 shares, notwithstanding his scheduled retirement less than one year following the grant date. These actions were in recognition of Mr. Locke's long and extremely successful tenure with the Company and its predecessor, Morton Thiokol, Inc.

    Mr. Locke's fiscal 1994 annual bonus of $1,245,000 was based on a target of 100% of his base salary rather than 60% because of his exclusion from the fiscal 1993-95 and 1994-96 LTIPs. However, Mr. Locke participated in the fiscal 1992-94 LTIP, pursuant to which he earned a payment of $924,660. Both the LTIP payment and the 1994 annual bonus were pro-rated to cover only the months during which Mr. Locke served prior to his retirement.

LIMITATION ON DEDUCTIBILITY OF CERTAIN COMPENSATION

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers. The Company will become subject to this limitation beginning in fiscal 1995. "Performance-based compensation" (as defined in the legislation) is not subject to the deduction limit if certain requirements are met. Traditionally the Company's various bonus programs have been primarily performance based within the meaning of the legislation. However most, including those in which the Company's executive officers participate, are based in minor part on achievement of subjective goals that are strategic in nature. Consequently, the Committee approved a restructuring of the performance-based compensation programs in which its most highly compensated executive officers participate during periods beginning after fiscal 1994 to eliminate the subjective goals in order to preserve the deductibility of amounts paid thereunder.

           Dennis C. Fill, CHAIRMAN
           Ralph M. Barford
           Charles A. Sanders
           Roger W. Stone

- --------------------------------------------------------------------------------

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder returns on the Company's common stock; the Standard & Poor's-R- 500 Stock Index; and a Custom Composite Index. The Custom Composite Index is a revenue weighted composite of the Standard & Poor's-R- Specialty Chemicals Index and a customized index prepared from the companies in the ValueLine Auto Parts -- Original Equipment Industry group. The Custom Composite Index is weighted at the beginning of each fiscal year according to the Company's revenue for that year in its Specialty Chemicals and Automotive Safety Products lines of business.

    The ValueLine component of the Custom Composite Index consists of the following companies: Arvin Industries Inc., Dana Corp., Eaton Corp., Intermet Corp., Modine Manufacturing Co., Simpson Industries Inc., A.O. Smith, Standard Products Co., Superior Industries International Inc., and Walbro Corp. The returns for each of these companies are weighted in accordance with their respective market capitalizations on a quarterly basis at the beginning of each quarter.

    The graph covers the five year period from June 30, 1989, through June 30, 1994, the end of the Company's last fiscal year.

                                  JUN-89     JUN-90     JUN-91     JUN-92     JUN-93     JUN-94
                                  ------     ------     ------     ------     ------     ------
Morton International               $100       $110       $135       $142       $205       $209
S&P 500-R-                         $100       $116       $125       $142       $161       $163
Custom Composite Index             $100       $105       $112       $131       $160       $158

- --------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                     ---------------------
                                                                                                  PAYOUTS
                                                ANNUAL COMPENSATION                    AWARDS
                                ---------------------------------------------------  ---------------------
                                                                                     SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING     LTIP      ALL OTHER
                                                                     COMPENSATION      OPTIONS    PAYOUTS   COMPENSATION
 NAME AND PRINCIPAL POSITION    FISCAL YEAR  SALARY($)   BONUS($)       ($)(1)           (#)       ($)(2)      ($)(3)
- -------------------------------------------------------------------------------------------------------------------------

S. JAY STEWART                        1994   $ 512,500  $  551,250  $   2,277,011       122,400   $567,405    $  15,375
Chairman and Chief                    1993     455,000     434,844        -0-            -0-        -0-          13,650
 Executive Officer(4)                 1992     425,000     335,121        -0-            15,400    125,728       12,750
- -------------------------------------------------------------------------------------------------------------------------

WILLIAM E. JOHNSTON                   1994   $ 302,167  $  310,500  $   1,014,704        22,140   $236,060    $   9,315
Executive Vice President,             1993     258,417     260,500        -0-            -0-       160,000        7,753
 Administration                       1992     245,834     164,052        -0-            24,750    210,600        7,375
- -------------------------------------------------------------------------------------------------------------------------

KENNETH D. HOLMGREN                   1994   $ 245,000  $  245,834  $     -0-            12,150   $336,000    $   7,350
President, Automotive                 1993     216,667     198,000        -0-            -0-       300,000        6,500
 Safety Products Group                1992     195,833     176,666        -0-            14,850    196,000        5,875
- -------------------------------------------------------------------------------------------------------------------------

STEPHEN A. GEROW                      1994   $ 222,833  $  202,500  $     -0-            12,150   $304,000    $   6,685
President, Coatings                   1993     210,167     150,910        -0-            -0-        -0-           6,305
 Group                                1992     199,167     141,374        -0-            14,850     -0-           5,975
- -------------------------------------------------------------------------------------------------------------------------

JAMES R. STANLEY                      1994   $ 222,167  $  201,600  $     -0-            12,150   $191,657    $   6,665
Vice President for Legal              1993     211,167     164,743        -0-            -0-        -0-           6,335
 Affairs and General Counsel          1992     200,000     126,987        -0-            13,200     50,291        6,000

- -------------------------------------------------------------------------------------------------------------------------

CHARLES S. LOCKE                      1994   $ 614,167  $1,245,000  $  10,182,580        60,750   $924,660    $  46,711
Former Chairman and Chief             1993     771,667   1,340,625        -0-            -0-        -0-          23,150
 Executive Officer                    1992     720,000     620,646        -0-            75,000    227,882       21,600
- -------------------------------------------------------------------------------------------------------------------------


(1) Amounts in this column consist of cash payments to the indicated individuals pursuant to stock option agreement provisions for reimbursement of their income tax liability upon exercise of the related options (for a detailed description of such payments, see footnote (2) to the option exercise table on page 13).
(2) Amounts in this column consist of Long Term Incentive Program (LTIP) awards earned during three-year performance periods ending on the last day of the indicated fiscal years and paid out approximately two months thereafter.
(3) Except for Mr. Locke, amounts in this column consist of Company contributions to the named individuals' accounts in the Company's basic and supplemental Employee Savings and Investment (defined contribution) Plans. With respect to Mr. Locke, $18,425 of his fiscal 1994 total represents Company contributions to his defined contribution plan accounts, and $28,286 represents the after-tax cost to the Company of a gift to him upon retirement of the automobile previously provided by the Company for his use.
(4) Mr. Stewart's compensation during fiscal 1992, fiscal 1993, and the first nine months of fiscal 1994 was paid to him as President and Chief Operating Officer of the Company.

- --------------------------------------------------------------------------------

OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                                  ----------------------------------------                      POTENTIAL REALIZABLE VALUE
                                    NUMBER OF      % OF TOTAL    EXERCISE                       AT ASSUMED ANNUAL RATES OF
                                   SECURITIES       OPTIONS       OR BASE                        STOCK PRICE APPRECIATION
                                   UNDERLYING      GRANTED TO      PRICE                             FOR OPTION TERM
                                     OPTIONS      EMPLOYEES IN     (PER      EXPIRATION   --------------------------------------
            NAME(1)                GRANTED(#)     FISCAL YEAR    SHARE)(2)      DATE       0%        5%($)(3)       10%($)(3)
- --------------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                           32,400          3.3%        $   28.29   8/26/03       -0-        $ 576,442     $ 1,460,818
                                      90,000          9.2%            35.13   3/24/04       -0-        1,988,376       5,038,936

Mr. Johnston                          22,140          2.3%            28.29   8/26/03       -0-          393,902         998,226

Mr. Holmgren                          12,150          1.2%            28.29   8/26/03       -0-          216,166         547,807

Mr. Gerow                             12,150          1.2%            28.29   8/26/03       -0-          216,166         547,807

Mr. Stanley                           12,150          1.2%            28.29   8/26/03       -0-          216,166         547,807

Mr. Locke                             60,750          6.2%            28.29   8/26/03       -0-        1,080,829       2,739,034

All Shareholders                     N/A            N/A            N/A         N/A          -0-    2,728,144,891   6,913,654,792

All Optionees                        978,480          100%            28.92   8/26/03;      -0-        4,688,048      11,880,433
                                                                              3/24/04

Optionee Gain as % of All            N/A            N/A            N/A         N/A         N/A              0.17%           0.17%
 Shareholders' Gain
- --------------------------------------------------------------------------------------------------------------------------------

(1) All options held by the named individuals include limited stock appreciation rights (LSARs), which are issued in tandem with stock options. LSARs give the holders thereof the right to receive cash in an amount equal to the spread between the exercise price of the related options and the stock's fair market value during the 90-day period following a change in control of the Company (as such term may be defined from time to time by the Compensation Committee) in lieu of exercising the related options, which are cancelled upon exercise of LSARs.
(2) The exercise prices shown for individual optionees are the fair market values of the Company's common stock on the dates of grant (calculated as the average of its high and low sales prices reported on the New York Stock Exchange Composite Tape). The exercise price shown for all optionees is the weighted average of all options granted in fiscal 1994. Options become exercisable one year following the dates of grant, and exercise prices may be paid in cash or previously owned shares of Company common stock.
(3) The amounts shown in these two columns represent potential realizable values using the options granted and the exercise prices. The assumed rates of stock price appreciation are set by SEC rules and are not intended to forecast the future appreciation of Company common stock.

- --------------------------------------------------------------------------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED
                                                                  OPTIONS AT FISCAL         VALUE OF UNEXERCISED IN-THE-
                                                                     YEAR END(#)            MONEY OPTIONS AT FISCAL YEAR
                                                             ----------------------------              END($)
                             SHARES ACQUIRED      VALUE                                    ------------------------------
NAME                         ON EXERCISE (#)  REALIZED($)(1) EXERCISABLE(2) UNEXERCISABLE  EXERCISABLE(3) UNEXERCISABLE(4)
- -------------------------------------------------------------------------------------------------------------------------
Mr. Stewart                       149,574      $ 3,068,085       439,014       122,400      $ 5,079,438      $  -0-
Mr. Johnston                       75,000        1,540,187       218,478       22,140         2,485,626         -0-
Mr. Holmgren                       23,430          511,346       118,398       12,150         1,256,246         -0-
Mr. Gerow                          -0-             N/A            77,850       12,150           779,644         -0-
Mr. Stanley                         6,792          174,243       153,468       12,150         1,777,985         -0-

Mr. Locke                         645,999       12,933,379       195,000       60,750         1,551,435         -0-
- -------------------------------------------------------------------------------------------------------------------------

(1) The average of the Company stock's high and low sales prices reported on the New York Stock Exchange Composite Tape for the particular exercise dates, minus the applicable exercise prices, multiplied by the number of option shares exercised.
(2) Options in this column that were granted to the named individuals prior to fiscal 1991 (provided they were executive officers on the grant dates) include supplemental cash payment rights, pursuant to which payments are made to optionees upon exercise of such options or the related LSARs described in note (1) on page 12 in reimbursement of their income tax liability from such exercises and payments.
(3) The average of the Company stock's high and low trading prices (calculated as in note (1) above) on the last trading day of fiscal 1994 ($25.90 per share), minus the applicable exercise prices, multiplied by the number of option shares held. Such values do not include the supplemental cash payment rights described in note (2) above.
(4) No values are shown in this column since, at the end of fiscal 1994, all unexercisable options held by the named officers had exercise prices that were higher than $25.90 per share, the stock's market value (as defined in notes (1) and (3) above) at that time.

- --------------------------------------------------------------------------------

LONG-TERM INCENTIVE PROGRAM (LTIP) -- AWARDS IN LAST FISCAL YEAR

                                                                       ESTIMATED FUTURE PAYOUTS UNDER
                                                     PERFORMANCE OR     NON-STOCK PRICE-BASED PROGRAM
                                                      OTHER PERIOD     -------------------------------
                                                    UNTIL MATURATION
NAME                                                    OR PAYOUT      THRESHOLD   TARGET    MAXIMUM
- ------------------------------------------------------------------------------------------------------
Mr. Stewart                                              3 years       $ 360,000  $720,000  $1,440,000
Mr. Johnston                                             3 years         125,000   250,000     500,000
Mr. Holmgren(1)                                            N/A            N/A       N/A        N/A
Mr. Gerow                                                3 years          92,500   185,000     370,000
Mr. Stanley                                              3 years          90,000   180,000     360,000

Mr. Locke(2)                                               N/A            N/A       N/A        N/A
- ------------------------------------------------------------------------------------------------------

(1)  Does not participate due to scheduled retirement on February 28, 1995.
(2)  Does not participate due to retirement on March 31, 1994.

    Individual target incentive awards under the LTIP are percentages of participants' salaries ranging from 60% to 100%, depending on their salary grades, subject to 20% plus or minus adjustments authorized prior to the beginning of the applicable performance period by the Compensation Committee. The target awards reported in the foregoing table require a 10% compound annual growth in Company or applicable business unit profits over the three-year performance period beginning on July 1, 1994, and ending on June 30, 1997. Maximum awards can be up to two times award levels to reflect 20% or greater compound growth over the performance period, but are zero if compound growth is less than the 5% threshold level.

    Upon the occurrence of a change in control of the Company (as defined in the LTIP), the performance periods with respect to all outstanding incentive awards will terminate and the related incentive awards will be payable. The amount payable with respect to any award will be equal to the percent of target based upon the greater of (x) 100% or (y) the weighted average of (i) the percent of target earned to the most recent fiscal quarter prior to the change of control ("Measurement Date") and (ii) 100% of target from the Measurement Date to the end of the performance period.

- --------------------------------------------------------------------------------

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

    All individuals named in the Summary Compensation Table except Mr. Stewart and (prior to his retirement) Mr. Locke have change of control employment agreements with the Company ("agreements") which are effective for 3-year periods and are automatically extended annually for additional 1-year periods unless notice to the contrary is given. The agreements are otherwise terminable during their periods of effectiveness only by termination of the executives' employment. Such termination in connection with a change in control of the Company (as defined in the agreements) will entitle an executive to benefits under the agreements. The agreements require continued employment of the executive following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive terminates the executive's employment for good reason (as defined in the agreements) or, during the 30-day period commencing one year after the change of control, for any reason, or the Company terminates the executive's employment without cause (as defined in the agreements), the executive would be entitled to receive an immediate lump sum payment in an amount equal to three times the sum of such executive's then current salary, average long-term bonus and highest annual bonus plus service and earnings credits under any Company retirement plan, which would have been earned over, and the continuance of fringe benefits during, the three years after such termination (except as reduced by payments under long-term bonus plans made to an executive upon a change of control which relate to performance periods subsequent to such termination). The agreements provide that executives are to be made whole on an after-tax basis with respect to excise taxes payable under Section 4999 of the Internal Revenue Code of 1986 (the "Code") as a consequence of any payments made to them (whether or not under the agreements) being classified as "parachute payments" as defined in Section 280G of the Code.

    Mr. Locke's employment agreement with the Company terminated upon his retirement on March 31, 1994. Mr. Stewart's employment agreement extends for an initial term beginning April 1, 1994, and ending March 31, 1999, provided three years' advance notice of termination is given by the Company. Unless and until such notice is given, the employment agreement will continue on a year-to-year basis through September 30, 2003 (Mr. Stewart's normal retirement date). Mr. Stewart's agreement provides that in the event of his voluntary or involuntary termination without cause following a change in control of the Company, he would be entitled to receive an immediate payment of salary and bonuses plus credits and benefits similar to those described in the preceding paragraph through the then current term of his agreement.
- --------------------------------------------------------------------------------
SURVIVOR INCOME BENEFITS PLAN
    All individuals named in the Summary Compensation Table participate in this plan, under which benefits are payable to participants' surviving spouses (or dependent children if there is no spouse) if a participant dies prior to age 65 while employed by the Company. The benefit is approximately 50% of the participant's base pay at death and continues until the participant would have attained age 65. Accruals were made in fiscal 1994 for aggregate potential benefits payable under this plan, but no specific amounts for individual participants were calculated.
- --------------------------------------------------------------------------------
POST-RETIREMENT LIFE INSURANCE PLAN
    All individuals named in the Summary Compensation Table (except Mr. Gerow) participate in this plan, under which life insurance after retirement is provided at no cost to retirees in amounts equal to their base salaries at retirement. Such coverage is in addition to that provided under the Company's regular life insurance program. Accruals were made in fiscal 1994 for aggregate potential benefits payable under all Company life insurance plans, but no specific amounts for individual participants were calculated.

- --------------------------------------------------------------------------------

PENSION PLANS

    The following table contains estimated annual retirement benefits payable under the Company's basic and excess defined benefit pension plans.

                               YEARS OF SERVICE
             -----------------------------------------------------
REMUNERATION    15         20         25         30         35
- ------------------------------------------------------------------
 $ 200,000   $  49,053  $  65,404  $  81,755  $  98,119  $ 115,619
   400,000     101,552    135,402    168,253    203,117    238,117
   600,000     154,052    205,403    256,754    308,118    360,618
   800,000     206,553    275,404    344,255    413,119    483,119
 1,000,000     259,052    345,402    431,753    518,117    605,317
 1,200,000     311,552    415,403    519,254    623,118    728,118
 1,400,000     364,053    485,404    606,755    728,119    850,619
 1,600,000     416,552    555,402    694,253    833,117    973,117
 1,800,000     469,052    625,403    781,754    938,118  1,095,618

    All individuals named in the Summary Compensation Table participate in the Company's pension plans. The number of full years of credited service at June 30, 1994, for each is as follows: Mr. Stewart, 21 years: Mr. Johnston, 17 years; Mr. Holmgren, 36 years; Mr. Gerow, 4 years; and Mr. Stanley, 22 years. Mr. Locke retired on March 31, 1994, with 17 years of credited service, but his total pension benefits were calculated as described below.

    Upon reaching age 65, pension plan participants are eligible to receive annual retirement income, on a straight-life annuity basis, in monthly installments for life equal to 1.75% of salary plus annual bonus (as reported in the Summary Compensation Table), averaged over the five consecutive calendar years during which such compensation was highest out of the last ten years completed before age 65, for each year of credited service, less 1.67% of primary social security for each year of credited service (up to 30 years).

    Three individuals named in the Summary Compensation Table, Messrs. Stewart, Holmgren and Stanley, participated in a predecessor company's pension plan prior to 1984. Upon retirement, they will receive 2% of compensation (calculated as described in the preceding paragraph), less 1.67% of primary social security, for each year of credited service prior to 1984. For subsequent credited service, they will receive benefits as described in the preceding paragraph. Consequently, their benefits will slightly exceed those in the above table in amounts varying with the extent of their pre-1984 credited service.

    Two individuals named in the Summary Compensation Table, Messrs. Locke and Johnston, participate in a supplemental executive retirement program (SERP). Under the SERP, participants are entitled, upon normal or approved early retirement, to receive amounts which, together with standard Company pensions (including pensions of prior employers), equal 50% of their average compensation (salary plus standard annual bonus) with respect to the five consecutive highest earnings years out of the final ten years' service prior to retirement. Consequently, unless reduced as described on page 17, the estimated total annual pension benefits of SERP participants will approximate those shown in the column of the foregoing pension table which sets forth benefits for employees with 30 years of credited service. Having retired on March 31, 1994, Mr. Locke, as a SERP participant, is receiving basic and supplemental pension benefits as described in this paragraph.

- --------------------------------------------------------------------------------

    If approved early retirement occurs prior to age 62, the SERP pension is reduced by 0.33% for each full month from the early retirement date to age 62. If a change in control of the Company occurs and thereafter the employment of the SERP participant is terminated by the Company (other than for cause as defined in the employment agreements) or the individual's status as a SERP participant is terminated, the SERP pension vests as though the individual had retired early with approval on the date of such termination.

    In addition, SERP participants' rights under employment agreements concerning pension benefits following a change of control are preserved.
- --------------------------------------------------------------------------------

             2.  ADOPTION OF 1994 NON-EMPLOYEE DIRECTORS STOCK PLAN

    On August 25, 1994, the Board of Directors adopted and recommended for submission to shareholders for their approval the 1994 Non-Employee Directors Stock Plan (the "Plan"). The purpose of the Plan is to provide compensation to non-employee directors of the Company that will further link such directors' interests with those of the Company's shareholders. If approved by shareholders, the Plan will become effective on October 27, 1994. The following summary is qualified in its entirety by reference to the complete text of the Plan, which is set forth in Exhibit 1 to this proxy statement.

    Participation in the Plan is limited to Company directors who are not employees of the Company or any of its subsidiaries. An aggregate of 100,000 shares of Company common stock is reserved for issuance under the Plan. Such number of shares may be appropriately adjusted in the event of certain changes in the Company's capitalization, such as stock dividends, stock splits or recapitalizations. Shares of common stock issuable under the Plan may be authorized and unissued shares, shares held in treasury or any combination thereof.

    If the Plan is approved by shareholders, for each fiscal year beginning with the year which commenced July 1, 1994, each non-employee director of the Company who is elected a director at the Annual Meeting of Shareholders for such year or who is continuing as a director as of the Annual Meeting for such year will receive an award of 500 shares of common stock effective as of the conclusion of such Annual Meeting. Such shares may not be sold, transferred or otherwise disposed of for a period of six months after receipt (except in the case of the death or disability of the director).

    The Plan will be administered by the Nominating & Organization Committee of the Company's Board of Directors or such other Board committee as may be appointed by the Board consisting of not less than three Board members. The Board of Directors may amend the Plan in any respect, provided that no amendment may be made without shareholder approval that (i) would materially increase the maximum number of shares of common stock available for issuance under the Plan,
(ii) would materially increase the benefits accruing to participants under the Plan, or (iii) would materially modify the requirements as to eligibility for participation in the Plan, and provided, further, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the rules thereunder. The Board of Directors also has authority to terminate the Plan at any time.

    Except as provided in the following sentence, a director will recognize ordinary income six months following the date of receipt of the shares (I.E., at the end of the period during which the director may not sell the shares) in an amount equal to the fair market value of the shares at that time. Within 30 days after the date the director receives the shares, the director may elect under
Section 83(b) of the

- --------------------------------------------------------------------------------
Code to recognize taxable ordinary income at the time of receipt in an amount equal to the fair market value of the shares at such time. Receipt of the shares shall be considered to have occurred as of the date of the Annual Meeting on which the award is effective.

    A director's holding period for the shares for tax purposes will begin at the time taxable income is recognized, and the tax basis in the shares will be the amount of ordinary income so recognized. Any dividends received on the shares prior to the date the director recognizes income as described above will be taxable compensation income when received. The Company is entitled to a federal income tax deduction equal to the amounts of income recognized by a director.

    The affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Plan.

    The Board of Directors recommends a vote FOR approval of the 1994
Non-Employee Directors Stock Plan.
- --------------------------------------------------------------------------------

            3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Upon recommendation by the Audit Committee, the Board has appointed Ernst & Young LLP as the independent auditing firm for the Company's fiscal year ending June 30, 1995. The Company has been advised that Ernst & Young LLP has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors.

    In accordance with a resolution of the Board, this selection is being presented to the shareholders for ratification at the 1994 Annual Meeting. While ratification by shareholders of this appointment is not required by law or the Company's articles of incorporation or by-laws, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board will consider that fact when it appoints independent auditors for the next fiscal year.

    Ernst & Young LLP has been the independent auditing firm for the Company since its formation in 1989. Audit services provided to the Company by Ernst & Young LLP during fiscal 1994 consisted of the examination of the financial statements of the Company and its subsidiaries for that year and the preparation of various reports based thereon, as well as services relating to filings with the SEC and employee benefit plan audits.

    Representatives of Ernst & Young LLP are expected to be present at the 1994 Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions relating to that firm's examination of the Company's financial statements for fiscal 1994.

    The Board recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP.

- --------------------------------------------------------------------------------

              4.  DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management does not now intend to bring before the 1994 Annual Meeting any matters other than those disclosed in the notice of the meeting. Should any matter requiring a vote of the shareholders be properly brought before the meeting by or at the direction of the Board, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote such shares in respect of any such matter in accordance with their best judgment.

    For business to be properly brought before an annual shareholders' meeting by a shareholder, timely advance written notice thereof must be received by the Corporate Secretary of the Company at its principal executive offices in accordance with the Company's by-laws.* No such notices were received for the 1994 Annual Meeting. For the Company's 1995 Annual Shareholders' Meeting, any such notices must be received by the Company between July 28 and August 28, 1995.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

    Shareholder proposals intended for the proxy statement for the 1995 Annual Shareholders' Meeting must be received by the Corporate Secretary of the Company at its principal executive offices no later than May 23, 1995.

By Order of the Board
P. Michael Phelps
Vice President and Secretary
Chicago, Illinois
September 15, 1994

- --------
*A copy of the Company's by-laws may be obtained by written request to its Corporate Secretary.

                                                                       EXHIBIT 1

                     1994 NON-EMPLOYEE DIRECTORS STOCK PLAN
                                       OF
                           MORTON INTERNATIONAL, INC.

    1. PURPOSE. The purpose of the 1994 Non-Employee Directors Stock Plan (the "Plan") is to provide additional compensation to non-employee directors of Morton International, Inc. (the "Company"), that will further link such directors' interests with those of Company shareholders.

    2. PARTICIPANTS. Participants in the Plan shall consist of directors of the Company who are not employees of the Company or any of its subsidiaries. The term "subsidiary" means a corporation more than 50% of the voting stock of which is owned directly or indirectly by the Company.

    3. RESERVATION OF SHARES. There shall be reserved for issuance under the Plan an aggregate of 100,000 shares of Common Stock of the Company ("Common Stock"), subject to adjustment as set forth in Section 8 below. Common Stock issued under the Plan may be authorized and unissued shares, shares held in treasury or any combination thereof.

    4. ADMINISTRATION. The Plan shall be administered by the Nominating & Organization Committee of the Board of Directors of the Company or such other committee of the Board as may be appointed by the Board consisting of not less than three members of the Board (the "Committee"). The Committee shall have authority to interpret the Plan and adopt, amend and rescind rules relating to the administration of the Plan. All such interpretations and rules shall be conclusive and binding on all persons.

    5. EFFECTIVE DATE. The Plan shall be submitted for approval at the Company's Annual Meeting of Shareholders to be held on October 27, 1994, or any adjournment thereof, and, if approved by the shareholders, shall be deemed to have become effective on the date of such approval.

    6. SHARE AWARDS. For each fiscal year beginning with the fiscal year which commenced July 1, 1994, each non-employee director of the Company who is elected a director at the Annual Meeting of Shareholders during such fiscal year or who is continuing as a director as of the Annual Meeting for such year shall receive an award of 500 shares of Common Stock effective as of the conclusion of such Annual Meeting. A participant shall not be required to make any payment for any shares of Common Stock issued under the Plan. Subject to Section 7, participant shall have full beneficial ownership of, and rights and privileges of a shareholder as to, awarded shares, including the right to vote and the right to receive dividends.

    7. TRANSFER RESTRICTION. No shares of Common Stock received by a participant under the Plan may be sold, assigned, transferred, pledged or otherwise encumbered or disposed of for a period of six months after receipt of such shares, except in the case of the death or disability of such participant prior to the expiration of such six-month period.

    8. ADJUSTMENTS. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares to be issued under the Plan shall be appropriately adjusted by the Committee so that future awards under the Plan will continue to bear the same proportionate relationship to the Company's other equity capital.

    9. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to deliver shares of Common Stock under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by counsel for the Company, and (ii) the condition that such shares shall have been duly listed on the New York Stock Exchange.

    10. AMENDMENT AND TERMINATION. The Plan may be amended by the Board of Directors in any respect, PROVIDED that, without shareholder approval, no amendment shall (i) materially increase the maximum number of shares of Common Stock available for issuance under the Plan, (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, and PROVIDED, FURTHER, that the Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder. The Plan may also be terminated at any time by the Board of Directors.

    11. NO RIGHT TO CONTINUE AS DIRECTOR. Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company.

MORTON INTERNATIONAL, INC.
CHICAGO, ILLINOIS

PROXY/VOTING INSTRUCTION CARD
- ------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON OCTOBER 27, 1994.

The undersigned hereby appoints Frank W. Luerssen, Raymond C. Tower, James R. Stanley, or any of them, each with power of substitution, as proxies to vote as specified on this card all shares of common stock of Morton International, Inc. (the "Company") owned of record by the undersigned on August 29, 1994, at the Company's Annual Meeting of Shareholders on October 27, 1994, and at any adjournment thereof. Said proxies are authorized to vote in their discretion as to any other business which may properly come before the meeting. If a vote is not specified, said proxies will vote FOR proposals 1, 2 and 3.

Receipt is acknowledged of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1994, and Notice and Proxy Statement for the above Annual Meeting.

Nominees for Election as Directors:
Ralph M. Barford, William T. Creson, S. Jay Stewart

PROXY

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

                                                                     4856
- -------------------------------------------------------------------------------
                                                                     5057



Please mark your votes as in this example.

/x/

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

- -------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR proposals 1, 2, and 3.
- -------------------------------------------------------------------------------
1. Election of Directors.
(see reverse side)

For  / /

Withheld as to ALL Nominees  / /

To withhold authority to vote for any nominee(s), mark the FOR box and write the name of each such nominee on the line provided below

2. Proposal to adopt the 1994 Non-Employee Directors Stock Plan

FOR / /

AGAINST / /

ABSTAIN / /

3. Proposal to ratify appointment of Ernst & Young LLP as independent auditors for fiscal 1994.

FOR / /

AGAINST / /

ABSTAIN / /


Signature(s)______________________/____________________Date_______,1994
NOTE: Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each shareholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

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